Exhibit 10.3

Contract No.: JS-HGG-201906002

J·Tree Work Center

Lease Contract

Lessor: Jishu Enterprise Marketing and Strategy Limited (Shanghai)

Lessee: Zhibao Technology (Shanghai) Limited (currently known as Zhibao Technology Co., Ltd.)

June 6, 2019

WHEREAS Party A has the right to sublease the premises hereunder and Party B is willing to rent the premises hereunder, Party A and Party B have entered into this Contract by consensus on the basis of equality, voluntariness, fairness and good faith.

Parties hereto:

Party A (Lessor): Jishu Enterprise Marketing and Strategy Limited (Shanghai)

Business License Number: 91310110MA1G8DD058

Legal Representative: Ying Junyao

Address: 4/F, Unit B, No. 10, Lane 727, Wuxing Road, Pudong New Area, Shanghai

Tel.: 021-68820888

Party B (Lessee): Zhibao Technology (Shanghai) Limited (currently known as Zhibao Technology Co., Ltd.)

Business License Number: 91310000MA1K32U85W

Legal Representative: Ma Botao

Address: Room 706, Block Y1, No. 112, Liangxiu Road, Pudong New Area, Shanghai

Tel.: 021-58901588

Terms of Lease
Address: 2&3/F, Building 6, Fusion Mansion, Lane 727, Wuxing Road, Beicai Town, Pudong New Area, Shanghai
Lease term: From November 1, 2019 to October 31, 2025 (6 years)
Leased area: 2,195.49m²
Property owner: Shanghai Beichuang Investment Co., Ltd.
Property right certificate number:	(Fill in before delivery)
Contract Price
Lease term		Rent (monthly) (including tax)	Property service fee (monthly) (including tax)
First period	November 1, 2019 to October 31, 2022	333897.44	39518.82
Second period	November 1, 2022 to October 31, 2025	367287.18	39518.82
Security deposit: 3 months’ rent + 3 months’ property management fee		1120248.78
Prepaid lease fee: 3 months’ rent + 3 months’ property management fee, which shall be paid in accordance with this Contract at the time of signing this Contract. The prepaid lease fee is an integral part of the down payment hereunder)		1120248.78
Down payment: 3 months’ rent + 3 months’ property management fee + security deposit, which shall be paid in accordance with this Contract at the time of signing this Contract		2240497.56
Note
The down payment hereunder shall be payment of “three to three”, and the subsequent payment shall be made monthly. All contract fees shall be priced in RMB and the unit shall be “RMB”.
Due date for the down payment

1) One (1) month’s rent and property management fee shall be paid as earnest money within five (5) working days after the parties sign the letter of intent;

2) Two (2) months’ rent and property management fee and the original earnest money shall be paid as security deposit within five (5) working days after the parties sign this Contract, totaling three (3) months’ rent and property management fee;

3) Three (3) months’ rent and property management fee shall be paid as prepaid lease fee within five (5) working days after the premises are decorated by the Lessor up to the delivery standard and are accepted by the Lessee.

Delivery date		Before October 1, 2019
Rent commencement date		December 1, 2019
Rent-free period for decoration		October 1, 2019 to October 31, 2019 (1 month)
Rent-free period for lease		November 1, 2019 to November 30, 2019; November 1, 2022 to November 30, 2022 (2 months)

Article 1 Conditions of the Leased Premises and Purpose of Lease

1.1 Party A and Party B establish a leasing relationship and enter into this Contract. The address and floor area of the premises leased by Party A to Party B are detailed in the form Terms of Lease (the “Premises”). The floor plan of the Premises is shown in [Annex I] hereto. The floor plan shall only be used to identify the location of the Premises.

1.2 Party A undertakes to obtain the written consent of the property owner for the premises lease in accordance with relevant laws and regulations and the original lease contract (i.e. the lease contract signed between Party A and the property owner). Upon signing this Contract, Party A shall provide Party B with the proof that Party A has the right to sublease and the property registration document indicating that the property owner has the property right to the Premises (see Annex VII). During the lease term, if any change occurs to the property owner, Party A shall negotiate with the original property owner and the new property owner to ensure that this Contract and Party B’s lease and use will not be negatively affected.

During the lease term, if the owner of the leased premises changes, Party A shall urge the new owner to issue a written undertaking, including that Party A has the right to sublease the leased premises, and the sublease term shall not be shorter than the (remaining) lease term agreed herein. Within 10 days after the change of the owner, Party A shall provide Party B with the aforesaid written undertaking (original).

1.3 Before signing this Contract, the Premises are free of mortgage. During the lease term, Party A shall notify Party B in writing 30 days after the mortgage is set by the property owner. Party A and the property owner shall ensure that this Contract and Party B’s lease and use will not be negatively affected by the mortgage.

1.4 Party B hereby acknowledges that the floor number and unit number of the Premises are not arranged fully in numerical sequence. The specific ranking method shall be determined by Party A, and Party A’s ranking method shall not affect the industrial and commercial registration and normal communication in daily operation of Party B and its affiliated units.

1.5 Party B represents that it has inspected the Premises on site before signing this Contract. Party B has inspected the Premises on site before signing this Contract and has no objection to the Premises, including but not limited to available space, location and area within the Premises, practical performance, shared area and shared facilities, and confirms that the Premises are in line with Party B’s purpose of lease. Party B agrees to accept the leased premises in the current condition and will not raise objections or additional requirements for the delivery of the leased premises.

1.6 Party B undertakes to Party A that it will lease the Premises for the office use of Party B and its affiliated companies, engage in activities within the scope of business license, and comply with the relevant regulations of the state and Shanghai on the use of premises and property management.

1.7 Party B shall, upon signing this Contract, provide Party A with valid business license, tax registration certificate, bank account and other documents necessary for legal business. Party B’s name in all such documents must be consistent with that of Party B signed this Contract. During the performance of this Contract, if Party B changes the contents of the above documents, it shall submit to Party A for record within five (5) working days after the date of change.

1.8 Party B shall reasonably use the Premises for the purposes specified herein and shall not change the purpose of the Premises without prior written consent of Party A. Except with prior written consent of Party A, Party B shall not use the Premises for or engage in or operate in the Premises any of the following businesses: any kind of breeding, industrial or manufacturing workshops, warehouses, funeral parlors or sales of funeral supplies, Buddhist halls, Taoist halls, other religious sites, niches, guesthouses, hotels, bed rental, etc., and other activities without Party A’s permission.

Article 2 Lease Term and Delivery Date

2.1 The lease term is detailed in the form Terms of Lease.

2.2 Party A agrees to give Party B a rent-free period for decoration and for lease, provided that Party B does not violate provisions hereof. The specific time is set out in the form Terms of Lease. During the rent-free period for decoration and for lease, the Lessee shall not pay rent, but shall pay the full property service fee and other expenses arising from the use of the Premises.

2.3 Upon the expiration of the lease term, Party A shall have the right to repossess the Premises and return the security deposit to Party B, and Party B shall return the Premises as scheduled. If Party B needs to continue to rent the Premises, it shall submit a written request to Party A for lease renewal six (6) months prior to the expiration of the lease term. The rent during lease renewal period shall be separately negotiated by Party A and Party B according to the market conditions, and a lease contract shall be signed again with Party A’s consent. When a written request for lease renewal is submitted to Party A, if both parties fail to reach an agreement on the rent during lease renewal period for the time being, both parties agree to charge the monthly rent during lease renewal period at the rate of 10% above the average monthly rent for the second period of lease until both parties formally reach an agreement on the rent during lease renewal period. Party A shall have the right to choose other third party tenants for negotiation and overall leasing based on the market rent. Under the same conditions during overall leasing, Party A agrees to first choose Party B as lessee.

2.4 The expiration of the term hereof shall not release the parties from their obligations that have not been performed before the expiration of the term, unless otherwise provided by law or otherwise agreed by both parties.

2.5 The delivery date of the Premises is detailed in the form Terms of Lease. If Party A delays the delivery of the Premises, the commencement date of the rent-free period for decoration, the commencement date of the lease term and the rent commencement date under this Contract shall be automatically extended to the actual delivery date. If the delivery is delayed for more than 30 days, Party A shall bear the rent, liquidated damages, late fees and penalties paid by Party B to the original lessor of the premises rented by Party B and its affiliated companies due to Party A’s delayed delivery, until Party A successfully delivers the Premises.

2.6 If Party B fails to pay all the amounts payable under this Contract before the deadline for the down payment, Party A shall have no obligation to deliver the Premises. Party A shall deliver the Premises to Party B after receiving the full payment, and Party B shall bear all responsibilities for the non-delivery of the Premises. Notwithstanding the foregoing, in such case, the Premises may be deemed to have been delivered to Party B in a conforming manner on the delivery date. The rent-free period for decoration and contract term hereunder shall be counted from the delivery date, and Party A shall not be liable for breach for late delivery.

Article 3 Rent, Property Service Fee and Security Deposit

3.1 During the term hereof, Party B shall pay the rent to Party A in a timely manner as agreed herein. The parties agree that the monthly rent for each lease term of the Premises is set out in the form Terms of Lease and the monthly rent is tax inclusive.

3.2 The parties agree that the current daily rent of the Premises = current monthly rent * 12 months/365 days. It shall be calculated on the basis of the current monthly rent at the time of occurrence of the matters stipulated herein.

3.3 The property service fee includes the property management fee and related service fee, which are detailed in the form Terms of Lease. The property service fee is tax inclusive.

3.4 During the lease term (including the rent-free period for decoration), Party B shall bear the property service fee, electricity fee, communication fee, parking space rental fee and other expenses incurred by Party B during the use of the Premises.

3.5 When collecting rent, property service fee and other fees, Party A shall issue to Party B a legitimate VAT special invoice in accordance with national laws, regulations, policies and financial and accounting rules. The invoice shall be issued to Party B within ten (10) working days after Party A receives the amount payable by Party B.

3.6 Both parties agree that within five (5) working days after the parties sign this Contract, Party B shall pay the security deposit to Party A according to the amount specified herein. The security deposit shall be the sum of three months’ rent and three months’ property service fee, with the amount detailed in the form Terms of Lease. Party A shall, within ten (10) working days after receiving the security deposit, issue a payment voucher to Party B in a timely manner. Upon termination of the leasing relationship, Party A shall return the remaining security deposit to Party B without interest after deducting the expenses to be borne by Party B as agreed herein.

3.7 Upon expiration or early termination of this Contract, without affecting other rights of Party A hereunder, and after Party B has settled all amounts payable hereunder and completed the procedures for industrial and commercial cancellation or change of the registered address or business address of the Premises and other administrative licensing or approval procedures, if the Premises returned by Party B and the decoration, equipment and facilities are in accordance with provisions hereof, Party A shall return the security deposit (or the remaining amount) to Party B in one lump sum without interest within 30 days after Party B returns the Premises and the security deposit receipt and the above conditions are met.

3.8 The security deposit paid by Party B to Party A shall serve as the guarantee for Party B to perform its obligations hereunder. Party A shall not confiscate, misappropriate or refuse to return the security deposit paid by Party B to Party A due to Party B’s breach, unless otherwise expressly agreed herein.

3.9 If Party B violates the provisions of this Contract, Party A shall have the right to deduct the amount payable by Party B from the deposit and/or use it to compensate for the loss suffered by Party A as a result, and/or deduct all the deposit in accordance with the provisions of this Contract without returning it to Party B. If the deposit held by Party A is less than the amount specified in the form Terms of Lease as a result of such payment and/or compensation and/or deduction, Party B shall immediately pay the difference to Party A upon notice of Party A. However, Party B shall not be entitled to use the deposit to pay any amount payable by it under this Contract.

Article 4 Payment Method

4.1 When Party A and Party B sign this Contract, Party B shall pay three months’ rent and three months’ property service fee to Party A as lease deposit of the Premises, the amount of which is detailed in the form Terms of Lease. When Party B pays the down payment to Party A, the lease deposit shall be automatically converted into security deposit. If Party A and Party B have signed an intention to lease the Premises and Party B has paid the earnest money to lease the Premises before signing this Contract, the earnest money shall be directly converted into lease deposit.

4.2 The payment shall be made within five (5) working days after the Premises are decorated by Party A up to the delivery standard and accepted by Party B. Party B shall pay three months’ rent and three months’ property fee in advance to Party A, the amount of which is detailed in the form Terms of Lease.

4.3 Unless otherwise agreed herein, the rent and property service fee of the Premises shall be paid every charging month, and paid first and used later. Except the first installment of prepaid rent and prepaid property service fee prior to the commencement of the lease, Party B shall pay the rent, property fee and other fees for each period to the account specified in Articles 4.6 and 4.7 before the [15th] day of the month preceding the period (if the last day of the said period falls on a legal holiday, it shall be postponed to the first working day after the holiday). If the amount payable by Party B in the calendar month is less than that for one whole month, it shall be charged according to the actual days of Party B’s use, [that is, rent actually payable = monthly rent of the Premises for the month * 12 months/365 days * actual days of Party B’s use in the month; property service fee actually payable = property service fee of the Premises for the month * 12 months/365 days * actual days of Party B’s use in the month]

4.5 Value-added service fee and other fees shall be charged according to the monthly bill provided by Party A to Party B.

4.6 Party A’s account for collection of rent, value-added service fee and other fees.

Bank name: Shanghai Jing’an Sub-branch, Shanghai Pudong Development Bank

Account name: Jishu Enterprise Marketing and Strategy Limited (Shanghai)

Account No.: 98210078801700000128

For the avoidance of doubt, Party B shall pay the rent, value-added service fee or other fees to the above-mentioned designated account as agreed herein, and shall not pay the rent, value-added service fee or other fees to any staff of Party A in cash. If Party B violates this provision, it shall be deemed that it has not paid the rent or other fees.

4.7 Account for collection of property service fee, energy deposit, water, electricity and other fees

Bank name: Shanghai Beicai Sub-branch, Industrial and Commercial Bank of China

Account name: Shanghai Branch of Hubei Huicheng Property Service Co., Ltd.

Account No.: 1001195209300015733

For the avoidance of doubt, Party B shall pay the property service fee or other fees to the above-mentioned designated account as agreed herein, and shall not pay the property service fee or other fees to any staff of Party A in cash. If Party B violates this provision, it shall be deemed that it has not paid the property service fee or other fees.

4.8 If Party B fails to pay the aforesaid security deposit, prepaid rent and property service fee to Party A in full within the prescribed time, Party B shall pay Party A a late fee equivalent to one thousandth (1‰) of the total unpaid amount for each day overdue. If Party B delays the payment for more than ten (10) working days, Party A shall have the right to notify Party B in writing and request Party B to pay within the prescribed time limit. If Party B still fails to pay within the time limit, Party A shall have the right to terminate this Contract by giving a written notice to Party B.

Article 5 Use Requirements, Maintenance Responsibility and Decoration

5.1 During the lease term, Party B shall, under the condition of reasonable use and care of the Premises and the ancillary facilities, promptly notify Party A to repair the Premises and the ancillary facilities in case of damage or failure. The maintenance expenses shall be borne by Party A; Party B shall actively assist and cooperate in the maintenance of the Premises and the ancillary facilities. Party B shall be responsible for the consequences arising from the failure to carry out maintenance in time due to the acts or omissions of Party B. Party A shall arrange maintenance within 72 hours after receiving the notice from Party B. Party A shall be liable for the consequences arising from the failure to carry out maintenance in time caused by Party A’s delay. If Party A fails to carry out maintenance within the time limit and Party B carries out maintenance on behalf of Party A, the expenses shall be borne by Party A.

5.2 During the lease term, Party B shall reasonably use and take care of the Premises and the ancillary facilities. Party B shall be responsible for the maintenance of the Premises and the ancillary facilities in case of damage or failure caused by Party B’s improper or unreasonable use. If Party B refuses to carry out maintenance, Party A may carry out maintenance on behalf of Party B at Party B’s expense. Party B shall be responsible for the consequences arising from the failure to carry out maintenance in time due to the acts or omissions of Party B.

5.3 During the lease term, Party A shall ensure that the Premises and the ancillary facilities are in normal, usable and safe condition. Party A shall notify Party B two (2) working days in advance of the inspection and maintenance of the Premises. Party B shall cooperate in the inspection and maintenance. Party A shall minimize the influence on Party B’s use of the Premises.

5.4 Except those under [Annex III] hereto, if Party B requires additional decoration or additional ancillary facilities and equipment, it shall obtain written consent from Party A in advance, and if it requires approval from relevant authorities as required, Party B shall report to relevant authorities for approval before proceeding. Party B shall own and be responsible for the maintenance of the additional ancillary facilities and equipment, and bear the expenses.

5.5 During the lease term, relevant government authorities or relevant fire inspection agencies accompanied by Party A shall have the right to enter the Premises for inspection, including but not limited to fire safety inspection, and Party B shall cooperate.

5.6 Before decoration, Party B shall submit a written application as required by Party A or the property management company designated by Party A; Party B shall not decorate the Premises without the written consent of Party A or the property management company designated by Party A.

5.7 If Party B intends to carry out any decoration works on the Premises (including but not limited to Party B’s decoration, division, construction or installation inside the Premises, replacement of equipment and devices), Party B shall sign a Decoration Service Agreement with Party A or the property management company designated by Party A prior to the decoration of the Premises, pay relevant fees (including but not limited to the decoration deposit, etc.) to Party A as required, and after obtaining the consent of Party A, actually carry out the decoration on site during the rent-free period for decoration upon completing the delivery procedures. Party B shall submit the decoration design scheme of the Premises to Party A for examination and approval. If Party B’s actual decoration works do not conform to the aforementioned drawings approved by Party A in advance, Party A shall have the right to request Party B to make rectification according to the drawings. All consequences arising therefrom shall be borne by Party B.

5.8 Party B’s decoration of the Premises shall only be carried out inside the Premises. Party B shall not carry out any works that may affect the exterior wall or structure of the Premises and the public area of the project.

5.9 Party B shall not affect the normal business activities of other tenants involved in the project by carrying out such decoration works. Party B must ensure that the contractors it hires comply with all the management systems of Party A or the property management company designated by Party A and other regulations and standards related to decoration.

5.10 Party B shall pay the decoration deposit and other expenses during the rent-free period for decoration to the property management company on or before the delivery date (see the decoration code for details). If Party A suffers any loss due to Party B’s renovation of the Premises, Party A shall have the right to claim compensation from Party B for such loss.

5.11 If Party B needs to occupy other parts of the office building other than the Premises during the rent-free period for decoration, Party B shall obtain prior written consent from Party A and/or the property management company, and shall take care of the property and facilities in other parts. In case of any loss of property in other occupied parts caused by Party B, Party A shall have the right to request Party B and/or the contractor hired to immediately repair or compensate for all the loss. In case of any injury or death during the construction, Party B and the contractor hired shall bear the full liability for compensation.

5.12 Party B shall be responsible for keeping the Premises and the decoration, facilities and equipment provided by Party A in good and usable condition (except natural wear and tear). Party B shall be responsible for the replacement or addition of consumable items (such as light bulbs) at its own expense. Party B shall take all reasonable precautions to protect the Premises from storm, heavy rain, heavy snow or similar inclement weather. In the above harsh climates, it is especially necessary to ensure that all outside doors and windows are closed or reasonably protected.

Article 6 Delivery and Return of the Premises

6.1 The Premises provided by Party A to Party B are in the condition of refined decoration. The list of decoration, configuration, facilities and equipment provided by Party A is detailed in [Annex III]. Upon expiration of the lease term, Party B shall ensure to return all the facilities and equipment provided by Party A to Party A in good condition (except for normal wear and tear).

6.2 During the rent-free period for decoration, Party B may only decorate the Premises and shall not use the Premises for other purposes (if Party B completes the decoration in advance and passes all acceptance inspections as agreed herein, Party B may move into the Premises for office in advance, provided that prior written approval of Party A shall be obtained). During the rent-free period for decoration, Party B shall bear, except the rent, the total property management fee, utilities expenses such as water, electricity, coal and communications expenses, and other expenses incurred during the rent-free period for decoration, and shall comply with other obligations of the Lessee under this Contract. During the rent-free period for decoration, Party B shall decorate the leased premises in accordance with the procedures and conditions agreed herein and complete the decoration before the expiration of the rent-free period for decoration. If Party B fails to do so within the period, the rent-free period for decoration shall not be extended.

6.3 If Party B fails to go to the property management office to complete the delivery procedures of the Premises on the delivery date or on the delivery date stated in the Notice of Entry, or fails to pay the amount payable by then under this Contract, Party B shall pay Party A the rent, property management fee and other fees [if any] from the delivery date or the delivery date specified in the Notice of Delivery to the date on which the delivery procedures are actually completed, and the rent-free period for decoration [if any] and the contract term shall not be extended accordingly. On this premise, this Contract shall still be performed.

6.4 Party B shall, on the delivery date given by Party A, go to the place where the Premises are located to complete the delivery procedures of the Premises and sign the delivery certificate as required by Party A. If Party B fails to complete the delivery procedures on the delivery date specified in this Contract or the delivery date separately given by Party A in writing (or Party B submits incomplete materials for handling the delivery procedures), Party A shall be deemed to have delivered the Premises to Party B.

6.5 Party B shall return the Premises to Party A in accordance with this article at the latest on the date of expiration hereof or the date of early termination hereof (the “Return Period”). If Party B fails to return the Premises within the time limit without written consent of Party A or without written agreement with Party A on renewal or extension of the lease, for each day overdue, Party B shall pay Party A the occupancy fee [the occupancy fee shall be two (2) times of the current daily rent stipulated in this Contract], and shall also bear the property service fee and other related expenses for the period during which the Premises are occupied. If Party B fails to move out of the Premises within the time limit and causes other losses to Party A, Party B shall also be liable for compensation.

6.6 Before returning the Premises to Party A, Party B shall remove and clean up the decoration and facilities added by Party B, including but not limited to partition, fixed furniture, background wall logo, wall stickers, glass film, etc. (if any), restore the modified decoration and facilities, and clean the Premises at its own expense, so that the Premises are in good condition and rentable, except with written consent of Party A. If Party B carries out decoration, addition or reconstruction works on the Premises in accordance with the provisions of this Contract, it shall restore the Premises to the original state within the Return Period in accordance with the requirements of this Contract, and bear all expenses incurred therefrom. If Party A then agrees in writing, in its sole discretion, that Party B does not need to restore the Premises to the original state, Party A shall not be under any obligation to make any compensation and/or indemnity for any addition or reconstruction made by Party B to the Premises and/or the decoration, equipment and facilities.

6.7 Upon expiration or early termination of this Contract, if Party A finds, when Party B returns the Premises, that the refined decoration, equipment, facilities and office furniture listed in [Annex III] hereto are damaged or lost (except for normal wear and tear, natural wear and tear and reasons not attributable to Party B), Party A shall have the right to claim compensation from Party B and deduct the loss from the deposit. If the deposit is insufficient to cover Party A’s loss, Party A shall have the right to claim compensation from Party B. If Party B fails to remove the immovable items purchased by itself as agreed, Party A shall complete the corresponding removal on behalf of Party B, and all expenses incurred shall be borne by Party B, except with written consent of Party A.

6.8 If Party B obtains relevant licenses, approvals or permits (including but not limited to business licenses, tax registration certificates, etc., with the Premises as registered address) based on the address of the Premises for the purpose of carrying out and operating its business, Party B shall complete the procedures for cancellation or registration of change of such licenses, approvals or permits within 30 days from the date of expiration or early termination hereof. If Party B fails to complete the procedures for cancellation or registration of change of such licenses, approvals or permits within the said time limit, Party B shall pay Party A liquidated damages equivalent to one (1) time of the daily rent for the last period for each day overdue. If Party B fails to complete the above cancellation or change procedures within the time limit and causes losses to Party A, Party B shall also be liable for compensation.

6.9 Party A shall not be responsible for safekeeping and preservation of any property left by Party B in the Premises which does not belong to Party A upon expiration or early termination of this Contract. If Party B fails to move it out within five (5) working days upon written notice of Party A, Party B shall be deemed to have abandoned the property and Party A may dispose of it at its own discretion depending on the situation. All expenses incurred thereby shall be borne by Party B.

6.10 Five (5) years after the commencement of the lease term, Party B may apply to Party A in writing three (3) months in advance for early lease termination, and Party A shall agree that Party B shall be exempted from the lease termination provided that it does not violate other terms of this Contract and normally performs its obligations.

Article 7 Rights and Obligations of Party A

7.1 On the premise that Party B does not violate its obligation to pay for the leased premises, Party A shall pay to the relevant government departments all taxes and fees payable by the Lessor for the leased premises according to laws and regulations.

7.2 Party A shall provide Party B with the Premises that can be used normally in accordance with the terms and conditions stipulated herein.

7.3 During the lease term, if Party A intends to carry out reconstruction, addition or decoration works on the Premises or adjacent areas, it shall obtain the prior consent of Party B, and Party B shall not refuse unreasonably. Party B acknowledges the right of Party A to redecorate and add any part and facilities of the Premises (except the facilities belonging to Party B in the Premises) at any time and at its own will.

7.4 Party A shall not interfere with or hinder Party B’s normal and reasonable use of the Premises except for exercising Party A’s rights as provided herein.

7.5 Party A shall have the right to hold or allow others to organize any ceremony, exhibition or display of goods in any public part of the Premises, including to display, erect, stick or hang any sign, text, poster, flag, billboard, or notice on public access, windows, external walls or tops. Unless Party B can reasonably prove that the aforesaid acts of Party A or a third party permitted by Party A have caused or will inevitably cause economic losses to Party B, Party B shall agree to and cooperate in it.

7.5 Party A shall ensure that Party B and its affiliated companies can complete the business registration, CBIRC license registration (filing) and other relevant procedures at the leased address hereof, except that Party B and its affiliated companies are unable to complete the relevant procedures for their own reasons.

7.6 Party A shall ensure that the lease and use of the Premises by Party B and its affiliated companies will not be affected by the change of the property owner, the mortgage of the Premises or other factors other than Party B. At the request of Party B, Party A shall separately sign a lease agreement with Party B’s affiliated companies to assist Party B’s affiliated companies to go through the relevant license, registration or reporting procedures in accordance with laws, regulations and regulatory provisions. Such separate lease agreement shall not change the contract price, rights and obligations as agreed herein.

7.8 Party A shall promptly perform maintenance responsibilities and bear maintenance expenses as agreed herein.

Article 8 Responsibilities, Obligations and Undertakings of Party B

8.1 Party B shall comply with all laws, regulations and rules. Party B shall notify Party A immediately upon receipt of notices issued by government agencies or relevant departments regarding the Premises.

8.2 Party B shall pay the security deposit, rent, property service fee and other relevant expenses payable by Party B in full and on time according to this Contract.

8.3 Party B shall not cause or make any noise or violent vibration in the Premises; Party B shall not engage in any conduct in the Premises that may disturb the abutters.

8.4 Party B shall not place any articles on stairs, corridors or other public places. In case of obstruction caused by the foregoing, Party A shall have the right to dispose of the obstruction without taking any responsibility. Party B shall bear all expenses incurred by Party A due to the above behavior.

8.5 Party B shall comply with the Property Service Manual of the Premises formulated by Party A and the property management company and the revised contents from time to time. If Party B violates the Manual and causes losses to Party A, Party B shall compensate Party A in full.

8.6 If the Premises or the installations and equipment in the Premises are defective or damaged due to Party B, or the spill or spread of water, fire, smoke, etc. results in losses, Party B shall be liable for compensation and compensate Party A for the claims and legal costs incurred thereby.

8.7 When the lease term expires and the lease is not renewed or this Contract is terminated or rescinded in advance due to Party B’s breach, if Party B fails to move out or clean up the items in the Premises within ten (10) working days, it shall be deemed that Party B has abandoned such items, and Party A shall have the right to clean up the items at Party B’s expense. Party A shall not provide any compensation for all decoration expenses incurred by Party B.

8.8 During the lease term, Party B shall not allow anyone to stay in the Premises and shall not keep any animals or pets in the Premises.

8.9 Party A or Party A’s affiliated companies or third parties entrusted by Party A may use Party B’s name/logo/trademark/trade name for publicity or other appropriate purposes due to the overall operation of the project. Party B undertakes not to charge any fees and to promptly provide vector, factor map and other materials as required by Party A.

8.10 Party B agrees that Party A or the property management company of the building and relevant government departments shall enter the Premises at an appropriate time and under reasonable circumstances to carry out fire control and security inspection activities, inspect the repair and maintenance status of the Premises, record the auxiliary facilities of Party A’s real estate, carry out maintenance, repair and cleaning work, and conduct routine inspections.

8.11 If Party B fails to renew the lease of the Premises with Party A as agreed herein, Party A and its employees shall have the right to bring prospective customers of the Premises into the Premises three (3) months prior to the expiration of the term hereof without affecting Party B’s normal work.

8.12 During the lease term, Party B shall have the right to adjust the specific office areas, seating arrangements and floor adjustments of affiliated companies and their employees in the leased premises according to actual needs and business management adjustments.

Article 9 Sublease and Exchange

9.1 During the performance of this Contract, Party B shall not sublease or give up occupation of the Premises in any form without the written consent of Party A. Whether or not Party A knows or should know that Party B has committed such acts, Party A shall have the right to exercise Party A’s relevant rights against such acts at any time during the lease term, including but not limited to requesting the termination of this Contract and requiring Party B to bear the corresponding liability for breach as agreed herein.

9.2 During the performance of this Contract, without the written consent of Party A, Party B shall not transfer the rights and obligations hereunder to others or exchange the Premises with the leased premises of others.

Article 10 Conditions for Rescission of this Contract

10.1 Both parties agree that during the lease term, under any of the following circumstances, this Contract shall be terminated and neither party shall bear any responsibility. Party A shall return the security deposit to Party B without interest, the parties shall settle other expenses as agreed herein, and if the rent paid by Party B is more than the amount actually used, Party A shall return the paid amount that is not used without interest. Party B shall move out of the Premises within the prescribed time. Any loss caused by Party B’s delay in moving out shall be borne by Party B.

① The land use right within the area occupied by the Premises is recovered in advance according to law;

② The Premises are requisitioned according to law for the public interest;

③ The Premises are permitted for demolition according to law due to urban construction needs;

④ The Premises are damaged or lost due to force majeure.

10.2 Both parties agree that under any of the following circumstances, either party may notify the other party in writing to rescind this Contract. The breaching party shall bear the liability for breach according to law and compensate the non-breaching party for the economic losses caused by the breaching party’s breach.

① Party A fails to deliver the Premises on time and still fails to deliver the Premises within 30 days after Party B’s written notice;

② There are serious defects in the Premises delivered by Party A, and Party B’s personal safety is endangered;

③ Party B changes the use of the Premises without written consent of Party A, resulting in damage to the Premises;

④ The main structure of the Premises is damaged due to Party B;

⑤ Without written consent of Party A, Party B subleases the Premises or exchanges the Premises with leased premises of others;

⑥ Party B delays the payment of the amount payable by Party B (including but not limited to rent, property service fee, etc.) for more than 15 days in total or for more than 3 times in total;

⑦ Party B’s business conduct violates relevant national laws and regulations and relevant mandatory provisions of the Shanghai Municipal People’s Government, such as engaging in illegal activities;

⑧ Party B, without written consent of Party A or beyond the scope of written consent of Party A, carries out any decoration, reconstruction or addition works on the Premises, decoration, ancillary facilities and equipment, or occupies public areas or fire escape, or fails to comply with the relevant laws and regulations of environmental protection and fire safety, and fails to restore or rectify within 10 working days after the written notice of Party A;

⑨ Where the handover circumstances and conditions stipulated in this Contract are met, either party fails to go through the handover procedures within 30 days after the written notice of the other party.

10.3 If Party A exercises the right to rescind this Contract under any circumstances set forth herein, Party A shall have the right to require Party B to pay liquidated damages in accordance with the foregoing provisions, and Party B shall have no right to ask Party A to pay any compensation for the decoration and additional ancillary facilities in the Premises or to require Party A to purchase the decoration or facilities. Party B shall return the Premises to Party A after restoring the Premises to the original state as agreed herein (unless Party A agrees in writing that Party B is not required to restore the Premises to the original state).

10.4 Party B undertakes not to rescind this Contract in advance during the first period of lease term stipulated in the Terms of Lease. If Party B rescinds this Contract in advance, Party B shall be deemed to be in breach of this Contract. The terms of breach are referred to in Article 11.2 hereof. During the second period of lease term, Party A and Party B agree through friendly negotiation that, without prejudice to Party A’s interests, if Party B requires surrender in advance, it shall have the right to sublease the leased premises in whole or in part, and Party A may also cooperate with Party B to sublease the leased premises. The premises lease contract shall be directly signed between Party A and a third party. After successful sublease, Party B’s early surrender during the second period of lease term shall not be deemed as Party B’s breach, and Party B shall not be liable for breach. If Party B continues to perform its rights and obligations under this Contract during the second period of lease term, the withdrawal of some affiliated companies of Party B from the leased premises during the lease term shall not be deemed as Party B’s surrender and breach.

10.5 In the event of the circumstances mentioned in Article 10.4, Party B shall also pay, including but not limited to, the rent, property fee, water and electricity charges and other expenses originally borne by Party B before the successful sublease of the Premises. In addition, Party B shall also bear the expenses of third-party intermediary services, including but not limited to intermediary service fee and consultant fee, incurred after the successful sublease of the Premises.

Article 11 Liability for Breach

11.1 During the lease term, if Party A fails to perform the repair and maintenance obligations agreed herein in a timely manner, resulting in property loss or personal injury to Party B due to damage to the Premises, Party A shall be liable for compensation.

11.2 After the delivery of the Premises, Party B’s unauthorized surrender not as provided for herein shall constitute Party B’s serious breach. In such case, Party A shall have the right to rescind this Contract or agree to Party B’s rescission of this Contract in advance. If Party A rescinds this Contract or agrees to Party B’s rescission of this Contract in advance, Party A shall have the right to confiscate Party B’s security deposit, and Party B shall bear all the rent waived during the rent-free period. If the liquidated damages paid by Party B are insufficient to cover Party A’s losses, Party B shall also compensate for the difference between the losses caused thereby and the liquidated damages.

11.3 If Party B, without written consent of Party A or beyond the scope of written consent and requirement of Party A, decorates the Premises or adds ancillary facilities, Party A shall have the right to request Party B to make corrections and compensate Party A for any losses caused.

11.4 Without affecting other rights of Party A under this Contract, during the performance hereof, if Party B breaches any payment obligation hereunder and delays payment for more than 15 days, Party A shall have the right to cut off the water, electricity supply or other services of the Premises or take other legal measures and actions until Party B’s breach of payment obligation is corrected. During the aforesaid cut-off of water, electricity supply or other services, Party B shall still pay rent and property service fee in accordance with the provisions hereof, and shall bear other consequences and all expenses arising therefrom (including the cost of re-connecting water and electricity supply). Party A shall not be liable for Party B’s losses during this period.

11.5 Party B shall, at the latest within 30 days after the termination or early rescission of this Contract, complete the procedures for industrial and commercial cancellation or change with the Premises as the registered address or business address until the address of the Premises is no longer used; otherwise, Party B shall pay Party A liquidated damages equivalent to one (1) time the daily rent for the last period hereof for each day overdue.

11.6 If Party B fails to pay the rent, security deposit, property service fee and other expenses incurred by Party B in accordance with this Contract, Party A shall notify Party B in writing to make such payment within a specified time limit. For each day overdue after delay for more than 10 days, Party B shall pay liquidated damages equivalent to one thousandth (1‰) of the amount overdue.

11.7 Party A shall be responsible for the repair and maintenance of the Premises and ancillary facilities as agreed herein. However, if Party B’s intention, fault, mistake or/and negligence causes damage to the Premises, thus affecting the normal operation of the Premises or even the office building, Party B undertakes to repair the damage at its own expense or compensate Party A for the actual loss.

11.8 During the performance of this Contract, both parties shall strictly abide by the obligations and responsibilities stipulated herein. If either party breaches this Contract, it shall compensate the other party for the losses caused therefrom. If this Contract provides otherwise for the liability for breach and the liability to compensate for losses of the breaching party, such provision shall prevail.

11.9 Party A shall practically cooperate with Party B and its affiliated companies in handling the license, registration or filing procedures. At the request of Party B, Party A shall sign a separate lease agreement with such affiliated organizations to assist such affiliated organizations in handling the aforesaid procedures, provided that the lease agreement thus signed shall not change the contents hereof, or impose additional obligations and payments on Party B and its affiliated organizations other than those agreed herein. If Party A violates this provision, it shall be liable for breach.

11.10 If Party A’s sublease right is potentially affected by the property owner’s change, mortgage, litigation, etc., which makes it difficult to continue to perform this Contract or has a material negative impact on Party B’s lease and use, Party A shall make corrections within the prescribed time limit upon Party B’s request. If Party A fails to make corrections within the prescribed time limit or fails to meet the normal lease and use agreed herein despite the corrections, Party B shall have the right to rescind this Contract in writing, and Party A shall be liable for breach with liquidated damages equivalent to one (1) time the security deposit.

Article 12 Waiver of Rights, Partially Effective and Non-exclusive Remedies

12.1 If Party A learns of Party B’s breach and accepts the rent, it shall not be deemed that Party A waives its right to hold Party B liable for breach. If Party B’s payment of rent or other amount is less than the amount stipulated in this Contract, or Party A accepts such rent or other payment with insufficient amount, it shall not be deemed as Party A’s agreement to Party B’s underpayment of rent or other amount, nor shall it affect Party A’s right to recover the rent arrears and other rights under this Contract and laws. In addition, Party A’s failure or delay in exercising any of its rights under this Contract shall not constitute a waiver of such right. Any waiver of any right of Party A shall be subject to the express written statement signed by Party A.

12.2 If any provision of this Contract becomes invalid or illegal in any respect, it shall not affect the legality or validity of other provisions of this Contract.

12.3 The rights and remedies of Party A and Party B provided for herein shall not exclude or substitute the rights and remedies available to the parties under law.

Article 13 Exemptions

13.1 The maintenance of the Premises or the adjacent premises or the public areas or the decoration, addition or reconstruction of the Premises or the adjacent premises or the public areas as a result of the obligation under this Contract causes a temporary discontinuation of the use of utilities or causes a temporary interruption of water, electricity, telephone, fax or other related services or supplies to the Premises, thereby causing losses to Party B or its employees, agents or visitors.

13.2 Any failure, defect, damage of elevators, escalators, fire-fighting and security facilities, central air-conditioning system or other equipment in the Premises, or lack of supply of electricity, water, gas, telecommunications and telephone services and other public facilities, failure, rupture, change, interference or stop is caused by events that cannot be prevented or foreseen by Party A, thus causing Party B or any other person to suffer any personal or financial damage, loss, destruction or loss of any business or any disturbance or inconvenience.

13.3 Party B suffers losses for reasons not attributable to Party A, including any personal or financial damage, loss, destruction or loss of any business caused to Party B or any other person by typhoon, earthquake, gas, fire, smoke or any other substance leakage, water overflow, vibration of the Premises or adjacent premises, infiltration of rain and sea water, breeding of rats, termites and other pests, acts, omissions or negligence of users of other parts of the Premises, defects in the Premises and Party A’s installations and fittings or any part thereof, fall of any object in the Premises, explosion, theft or robbery in the Premises.

13.4 Party A shall not be responsible for the security and safekeeping of the Premises or the persons and property therein. The provision of security personnel, management personnel, mechanical and electronic anti-theft systems of any nature [if any] by Party A or the property management company shall not constitute the responsibility of Party A for the security of the Premises or the persons and property therein. Party B shall at all times be responsible for the security of the Premises and the persons and property therein.

13.5 Party B shall not reduce or stop paying rent, property service fee or other fees due to the suspension of the use of the facilities such as air conditioning, antenna, elevator and escalator caused by the normal maintenance, reinstallation or repair of the public parts or facilities of the Premises by Party A or the property management company.

Article 14 Dispute Resolution

14.1 Any dispute arising from the performance of this Contract shall be settled through negotiation. If no settlement can be reached through negotiation, both parties agree to file a lawsuit with the people’s court in the place where the Premises are located.

Article 15 Notice

15.1 Any notice or communication between the parties under or in connection with this Contract shall be made in writing to a designated contact at the following address.

Party A: Jishu Enterprise Marketing and Strategy Limited (Shanghai) Mailing address: 4/F, Unit B, Building 10, No. 727, Wuxing Road, Pudong New Area, Shanghai Contact: Zhang Qian Tel.: 021-68820888

Party B: Zhibao Technology (Shanghai) Limited Mailing address: Room 706, Block Y1, No. 112, Liangxiu Road, Pudong New Area, Shanghai Contact: Lv Haiping Phone number: 18918668872

Article 16 Miscellaneous

16.1 This Contract shall come into force upon signing by both parties.

16.2 Supplementary provisions, annexes and supplementary agreement of this Contract shall form an integral part of this Contract. In case of any inconsistency between the supplementary provisions and supplementary agreement of this Contract and the body text, the supplementary provisions and supplementary agreement shall prevail.

16.3 When signing this Contract, Party A and Party B clearly understand their respective rights, obligations and responsibilities, and are willing to strictly perform this Contract. If either party breaches this Contract, the other party shall have the right to claim compensation in accordance with this Contract.

16.4 This Contract (including supplementary provisions and annexes) is made in four copies, with Party A holding two copies and Party B holding two copies.

Supplementary Provisions

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Through equal consultation, Party A and Party B agree to enter into the following supplementary provisions as amendment and supplement to the body text of J·Tree Work Center Lease Contract (the “Lease Contract”). According to Article 16.2 of the Lease Contract, if the supplementary provisions are inconsistent with the body text, the supplementary provisions shall prevail. Therefore, Party A hereby prompts Party B to read these supplementary provisions carefully.

1. All indoor areas of the Premises (including indoor public walkways, areas insides toilets and elevator car, fire escape and other parts) are non-smoking areas, and the building has a special smoking area and a special sign for smoking area. Party B shall and shall instruct its employees, agents, contractors and visitors invited by Party B to voluntarily comply with the relevant laws and regulations on the control of smoking in public places. In case of any violation, Party A and/or the management company shall have the right to collect relevant evidence by taking photos or video recordings and require Party B to make corrections.

2. Party B agrees that its business does not involve P2P business that has not been examined and filed with the local financial office, private fund or other illegal financial business that has not been filed with the Asset Management Association of China; otherwise, once it is discovered by Party A or reported by a third party and verified, it will be regarded as a serious breach by Party B, in which case Party A shall have the right to immediately rescind the Lease Contract and may confiscate all the security deposit without returning it to Party B. Where losses are caused to the other party, and the liquidated damages paid are insufficient to cover the losses of the other party, it shall also compensate the difference between the losses caused thereby and the liquidated damages.

3. Since Party B is a customer of custom decoration, the unit price hereunder has included the rent of the Premises, the price of custom decoration and all the decoration expenses mentioned in Annex V. Unless otherwise agreed herein, Party B shall not be required to pay the price of custom decoration and all the decoration expenses mentioned in Annex V after paying the unit price.

4. Party A shall provide custom decoration according to Party B’s requirements. The custom decoration items shall cover design documents and design drawings signed by the parties (designated personnel and/or designated seals as set out in Annex VII) and supplementary agreement agreed by both parties, etc. The delivery standard shall only cover the hard decoration part and electrical appliances, excluding soft decoration, furniture and printers. If Party B requests changing the decoration items that have been confirmed by both parties and the decoration items are already under construction or have been completed, Party A shall have the right not to change them.

5. If Party B modifies or adds items based on the custom decoration design drawings determined by both parties (whether or not construction commences), Party A shall have the right to charge fees for such modification or addition. If both parties fail to reach an agreement, Party A shall have the right to reject the changes outside the confirmed drawings proposed by Party B, and Party B shall have no right to hold Party A liable.

6. Party B shall return the leased premises and the ancillary facilities and equipment on the date of termination of the leasing relationship. Party B shall return the leased premises and ancillary facilities and equipment in the condition after normal use. Party A agrees that Party B shall not restore the leased subject matter to its original state. Party A shall have the right to dispose of Party B’s facilities and decoration, new buildings, structures and additions to the leased subject matter if Party B will not restore them to their original state. If the leasing relationship between Party A and Party B is terminated due to Party B’s breach or sublease during the lease term, Party B shall pay Party A the depreciation fee of the custom decoration without depreciation. In any case, if Party B has actually used the Premises for more than 5 years, Party B does not need to pay any depreciation fee. The total depreciation fee shall be calculated according to the total cost of Party A’s renovation and decoration, and the depreciation period shall be 5 years, which shall be calculated according to the straight-line method, that is, depreciation fee without depreciation = (total cost of renovation and decoration - rent paid by Party B * 10% - residual value of renovation and decoration)*(5 years - years of Party B’s use)/5 years.

7. Party A agrees that Party B and its affiliated companies (including the companies having equity relationship with Party B, the companies Party B’s legal persons invest in, control or have a stake in, and the companies Party B’s legal persons take posts and manage) may register a company at the Premises, provided that the requirements of the business administration authorities must be met. Companies whose registration at the leased premises requires Party A’s cooperation include Party B and its affiliated companies (Sunshine Insurance Brokerage (Shanghai) Co., Ltd., Shanghai Anyi Network Technology Co., Ltd., Shanghai GBG Enterprise Management Consulting Co., Ltd., Shanghai Shenbao Enterprise Management Center (Limited Partnership), Shanghai Branch of Sunshine Insurance Brokerage (Shanghai) Co., Ltd., Shanghai Xinhe Insurance Agency Co., Ltd.) and any other company in accordance with this Contract reported to Party A in writing by Party B during the lease term. Party A undertakes that the leased site can be used as a company’s business registration address and it will provide Party B with relevant materials required for business registration, including this Contract as required by the industrial and commercial administrative department or the lease agreement signed by Party A, provided that the provision of relevant materials shall not change the rights, obligations and terms agreed in this Contract. In the event of Party B’s early surrender or the Parties’ termination of this Contract, Party B and its affiliated companies shall complete the procedures for cancellation or registration of change of such licenses, approvals or permits within 30 days from the date of expiration or early termination of this Contract, failing which, Party B shall be deemed to have breached this Contract as set forth in master contract.

8. Party A agrees that Party B and its affiliated companies (Sunshine Insurance Brokerage (Shanghai) Co., Ltd., Shanghai Anyi Network Technology Co., Ltd., Shanghai GBG Enterprise Management Consulting Co., Ltd., Shanghai Shenbao Enterprise Management Center (Limited Partnership), Shanghai Branch of Sunshine Insurance Brokerage (Shanghai) Co., Ltd., Shanghai Xinhe Insurance Agency Co., Ltd. and any other affiliated company in accordance with this Contract reported to Party A in writing by Party B during the lease term) may move into the leased premises together, and employees of Party B and its affiliated companies shall have the right to work in the leased premises and use the leased premises and the ancillary facilities, decoration, equipment and property management services provided by Party A. Except for the relevant expenses to be paid by Party B as expressly agreed herein, Party B and its affiliated companies shall not pay any other expenses for the occupancy of the leased premises, use of the leased premises, facilities, decoration and equipment by such affiliated companies and their personnel.

9. Both parties agree that Party B’s rent and property fee payment schedule hereof is set out in Annex VI. Upon receipt of the payment made by Party B in Annex VI, Party A shall issue an invoice corresponding to the payment amount to the corresponding company. If Party B needs to change (including adding, replacing or reducing) the payment company in Annex VI, it shall apply to Party A in writing in advance, and the parties shall sign a supplementary agreement separately. Party B shall be liable for breach caused by the payment made by the companies listed in Annex VI.

Annex I

Floor Plan

Plan sketch of second floor:

Plan sketch of third floor:

Note: The above plan is for reference only. The actual construction and delivery shall be based on the design drawings confirmed by Party B.

Annex II

Scope, Conditions and Requirements for Use of Shared Parts of the Premises

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(Stick here) (Seal here)

Letter of Undertaking

To: Jishu Enterprise Marketing and Strategy Limited (Shanghai), Fusion Mansion Manager

I/We/The company is the lessee of the 2nd floor and 3rd floor (the “Unit”) of Building 6 of “Fusion Mansion” (the “Park”). In order to safeguard the rights and interests of the owners/right holders of each unit of the Park and promote the management of the Park, I/we/the company agree and represent as follows:

I/We/The company confirms that I/we/the company has read the convention on the management of Fusion Mansion at Lane 727, Wuxing Road, Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Hubei Huicheng Property Management Co., Ltd. The letter covers the relevant documents to replace, amend and supplement the provisions of the convention from time to time in the future.

I/We/The company undertakes:

1. To use the occupied part of the Park correctly according to the purposes stipulated in the convention, and use the public places and public facilities according to the regulations.

2. Not to change the structure of the Premises, such as load-bearing walls; not to change the appearance of the Premises, and not to install any sculpture, window shade, sunshade, flower stand, antenna, flagpole, light box, and/or any other protrusion on the exterior walls of the Premises;

3. To be responsible for the cleaning inside the property used, and keep the drainage system unblocked and intact (if any problem is found in the drainage system, a notice shall be given to Party A in time for repair), so as to avoid losses to other users of the Premises after water overflow;

4. Not to interfere with the water, electricity, air conditioning and other supplies in the common parts of the Premises and drainage channels, culverts, curved pipes, cable fixing devices and other facilities;

5. Not to use it for illegal or immoral purposes, and not to do anything in the property that may obstruct or disturb other users of the building;

6. Not to keep poultry, livestock or any pets in the building;

7. Not to hold funerals, religious ceremonies or other similar activities and similar purposes in the building;

8. Not to carry out any act in the building which is likely to result in the total or partial invalidation of any insurance policy taken out in the building or increase the premium;

9. Not to store flammable and explosive materials in the building;

10. Not to prevent others from lawfully using public places and public facilities, and not to dry clothes or dispose of garbage in public places;

11. Without reporting to the management office and obtaining approval, not to arbitrarily change, transfer or increase the electricity load and total water consumption;

12. In case of violation of the provisions of the convention or any damage to the building, I/we/the company will bear the resulting losses and pay the relevant expenses according to law.

This Letter of Undertaking shall come into force on the date when I/we/the company signs the Lease Contract.

Annex III

Delivery Standard

Existing decoration, ancillary facilities and equipment status and decoration and addition of ancillary facilities entrusted by Party B to Party A

1. Exterior walls	Imported stone curtain wall, aluminum sheathed wooden system doors and windows	/
2. Floor load	2.0 KN/m²	/
3. Signs		The office signs of Party B and its affiliated companies (if necessary) shall be placed under the unified arrangement of Party A. If there are special requirements, the design plan shall be submitted to Party A for examination and approval before implementation.
4. Unit door	Stainless steel glass door	———
5. Floor	Raised floor and carpet	Party B shall make requirements
Electromechanical facilities	Up to standard provided by Party A	Party B shall be responsible within the scope
1. Air conditioning	VRV air conditioning system	Party A shall arrange and construct according to Party B’s requirements.
2. Electricity	Electricity available to tenants is about KW/ floor, and electricity available to office area is about W/m2 (building area).	Party A shall arrange and construct according to Party B’s requirements.
3. Communication	Party A shall be responsible for arrival of all the weak current pipelines and their use, and Party B shall be responsible for connecting operator services	Party B shall be responsible for applying for communication and telephone or broadband communication from the telephone office or designated department, and connecting the port to the area.
4. Broadcasting system	Floor emergency broadcast shall be provided	Party B shall be responsible within its territory
5. Security system	The public areas outside shall be under 24-hour security monitoring	Party B shall be responsible for the security facilities within its territory and submit the design drawings to Party A and government departments for approval
6. Fire protection	Automatic fire alarm system and sprinkler system shall be set up	Party A shall arrange and construct according to Party B’s requirements.
7. Water supply and drainage system	It shall be set in the bathroom of Party B	———
8. Vertical transport	2 passenger elevators	———

Party A shall, as required by Party B, carry out custom decoration according to the design drawings approved by both parties (see the design drawings for details). The delivery standard shall only cover the hard decoration part and electrical appliances, excluding soft decoration, furniture and printers. The existing decoration, ancillary facilities and equipment status and the specific quantity shall be subject to the condition on site at the time of delivery of the Premises.

Annex IV

Parking Fee and Utilities Expense

Classification	Item	Standard	Remarks
Parking fee	Monthly parking fee	RMB 800/month/car	(Including parking management fee of RMB 200) Subject to the standard finally approved by the Price Bureau
	Hourly parking fee	RMB 7/hour/car	Subject to the standard finally approved by the Price Bureau
Utilities expense	Electricity fee	RMB 1.38/KWH	To be adjusted accordingly based on the adjustments made by power supply department in Shanghai
	Temporary electricity (rent-free period for decoration)	RMB 1.50/KWH	To be adjusted accordingly based on the adjustments made by power supply department in Shanghai
	Water fee	RMB 6.0/m3	To be adjusted accordingly based on the adjustments made by water supply department in Shanghai
	Energy deposit	RMB 20/m2	To be collected in one lump sum at the time of delivery according to the leased area, and refunded in one lump sum without interest after all payable fees are settled at the time of surrender
	Access card	RMB 30/piece	Five pieces will be provided free of charge for each unit

Annex V

Decoration Expenses

S/N	Item	Standard (RMB)	Remarks
1	Decoration deposit	RMB 35/m² (based on the building area under the Lease Contract)	If there is no violation of regulations and the acceptance inspection is passed during the rent-free period for decoration, the deposit may be returned with the original receipt.
2	Decoration management cooperation fee	RMB 10/m²	Including decoration drawing inspection fee, fire construction, engineering safety, air conditioning safety, safety management and other supervision fees, public area cleaning fees
3	Decoration waste removal fee	1. RMB 15/m² based on the building area of the unit for conventional decoration wastes; 2. Additionally RMB 50/m² based on the actual demolition area if wall demolition is required.	The construction personnel shall pack the decoration wastes with woven bags and pile them in the designated location of the project, and the project department shall arrange the removal of the decoration wastes.
4	Construction personnel pass deposit	RMB 50/pass	To be returned without interest based on the actual number of passes upon acceptance
5	Construction personnel pass/temporary pass cost	RMB 10/pass	The temporary pass shall be valid for no more than 3 days.
6	Fire extinguisher rental fee	RMB 150/piece	Owners/property users can equip themselves: rental fee: RMB 50 /piece; deposit: RMB 100/piece
7	Temporary electricity for indoor and outdoor decoration	RMB 1.50/KWH	Including loss and management fee
8	Temporary water for decoration in public areas	RMB 6/m³ (including loss and management fee)	If a large amount of construction water is required, temporary water meters shall be installed; the unit price includes sewage charge, loss and management fee.
9	Water discharge fee for indoor sprinkler pipe network	RMB 4,000 for more than 3,000m² RMB 2,000 for less than 3,000m²	When it is necessary to change the fire protection system in a unit, the water shall be discharged for renovation.
10	Line capacity improvement fee	RMB 1,500/KW	Excluding line laying cost
11	Installation all risks	The minimum amount of property damage insurance shall be not less than RMB 500,000, and the additional third party liability insurance not less than RMB 3 million.	Before entering the site for decoration, in order to protect the public interest, the property user (decoration unit) must purchase the “interior decoration all risks” or “construction and installation all risks”. The beneficiaries shall include the unit customer, the property management company and the project developer, and a copy of the relevant form shall be submitted to the property customer service center. The user shall agree to indemnify and protect the management company against claims and legal proceedings arising from works carried out by customers, their agents, employees or contractors.

Note: The above expenses are subject to the final publicity of the property customer service center.

Since the Unit is delivered in a condition of refined decoration (see Article 5 of the Supplementary Provisions for details), expenses hereunder have included those listed in Annex V.

Annex VI

Information of the Companies Paying the Property Fee, Leased Area and Rent

The payment amount of the lease fee and property fee in the master contract shall be apportioned by the following companies, and Party A shall issue the VAT special invoice to the following companies respectively on the title of the following companies.

S/N	Company	Leased area (m²)	Rent/month (RMB)	Property fee/ month (RMB)
1	Zhibao Technology (Shanghai) Limited
2	Shanghai Xinhe Insurance Agency Co., Ltd.
3	Sunshine Insurance Brokerage (Shanghai) Co., Ltd.
4	Shanghai Anyi Network Technology Co., Ltd.
5	Shanghai GBG Enterprise Management Consulting Co., Ltd.
6	Shanghai Branch of Sunshine Insurance Brokerage (Shanghai) Co., Ltd.
7	Shanghai Shenbao Enterprise Management Center (Limited Partnership)

Warranties: The companies above numbered 2-7 (2. Shanghai Xinhe Insurance Agency Co., Ltd., 3. Sunshine Insurance Brokerage (Shanghai) Co., Ltd., 4. Shanghai Anyi Network Technology Co., Ltd., 5. Shanghai GBG Enterprise Management Consulting Co., Ltd., 6. Shanghai Branch of Sunshine Insurance Brokerage (Shanghai) Co., Ltd., 7. Shanghai Shenbao Enterprise Management Center (Limited Partnership)) and Zhibao Technology (Shanghai) Limited shall bear joint and several liabilities within the scope of their respective apportioned amounts. If a company fails to pay its apportioned amount in due time, Zhibao Technology (Shanghai) Limited shall bear the liability for breach and the ultimate payment liability.

During the lease term, Party B shall have the right to increase or change the list of companies that share the lease fee and to adjust the apportioned amount of the affiliated companies, provided that Party B shall not change the amount of the rent that Party A can collect hereunder and the time to collect it.

Annex VII

Signature and Seal of the Parties’ Designated Personnel

Party A (Seal)

Jishu Enterprise Marketing and Strategy Limited (Shanghai), Operation Department

[Seal Affixed Here]

Designated Personnel (Signature):

/s/ Cheng Lixin

Party B (Seal)

Zhibao Technology (Shanghai) Limited

[Seal Affixed Here]

/s/ Ma Botao

Designated Personnel (Signature):

/s/ Lv Haiping

Signature Page

Lessor (Party A): Jishu Enterprise Marketing and Strategy Limited (Shanghai)	Lessee (Party B): Zhibao Technology (Shanghai) Limited

[Seal Affixed Here]	[Seal Affixed Here]

Legal Representative: /s/ Ying Junyao	Legal Representative:

Registration Certificate/ID Card No.:	Registration Certificate/ID Card No.:

Address:	Address:

Postal Code:	Postal Code:

Tel.:	Tel.:

Entrusted Agent:	Entrusted Agent:

Signature & Seal:	Signature & Seal:

Date:	Date:

Place: Shanghai, China	Place: Shanghai, China

Supplementary Agreement to the Modification of Premises Lease Contract

Party A: Jishu Enterprise Marketing and Strategy Limited (Shanghai)

Party B: Zhibao Technology (Shanghai) Limited (currently known as Zhibao Technology Co., Ltd.)

Lease Contract (the “Lease Contract”) No.: JS-HGG-201905002, address of leased property: (the “Address”): 2&3/F, Building 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai (the “Second Floor of Leased Unit”, the “Third Floor of Leased Unit”), and building area of the premises: 2,195.49m2 (Second Floor of Leased Unit: 1,052.17m2; Third Floor of Leased Unit: 1,143.32m2).

Term of the Lease Contract: From October 1, 2019 to October 31, 2025 (including rent-free period of 3 months).

Through friendly negotiation, Party A agrees to Party B’s early surrender of the Second Floor of Leased Unit to Party A on May 11, 2022, and both parties reached the following agreement:

① The rent payable by Party B for the Second Floor of Leased Unit under the Lease Contract shall end on May 11, 2022, and the property fee shall end on June 30, 2022 (see the schedule for details).

② Terms of lease on the third floor after modification are as follows:

Third Floor of Leased Unit: lease term: from October 1, 2019 to October 31, 2025 (including rent-free period of 3 months), area: 1,143.32m2, rent: RMB 173,960.57/month (the original terms of lease on the unit remain unchanged). In addition, the amount under the contract shall be paid by the following companies (Zhibao Technology (Shanghai) Limited\Shanghai Xinhe Insurance Agency Co., Ltd.\Sunshine Insurance Brokerage (Shanghai) Co., Ltd.\Shanghai Anyi Network Technology Co., Ltd.\Shanghai GBG Enterprise Management Consulting Co., Ltd.). Party A shall issue the invoice to the above companies.

③ With respect to the early surrender of the Second Floor of Leased Unit, Party B undertakes to fulfill Article 2.4 (Unfulfilled Obligations); Article 6.4 and Article 6.5 (Restitution); Article 6.6 (Procedures for Cancellation or Registration of Change); Article 6.7 (Removal of Party B’s property) of the Lease Contract; other specific terms are detailed in the Lease Contract.

④ Because Party B returns the Second Floor of Leased Unit in advance in violation of the Lease Contract, Party A has the right to confiscate all the security deposit of the unit (i.e., RMB 536,599.17). In addition, Party B did not rent the premises for the full lease term under the Lease Contract but enjoyed the rent-free period, so Party B shall pay Party A all the rent waived during the rent-free period (i.e., RMB 133,280.73) according to Article 11.2 of the Lease Contract.

The settlement details are shown in the schedule.

Since Party B has not returned the leased premises to Party A at the time of signing this Agreement, the termination of the Lease Contract shall not terminate Party B’s payment obligation if there is any amount due and/or unpaid by Party B and/or compensation. Party A has the right to claim losses from Party B.

Party A (seal): Jishu Enterprise Marketing and Strategy Limited (Shanghai) [Seal Affixed Here]	Party B (seal): Zhibao Technology (Shanghai) Limited [Seal Affixed Here]

Signature of Legal Person: /s/ Ying Junyao	Signature of Legal Person: /s/ Ma Botao

Date: July 1, 2022	Date: July 1, 2022

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Schedule:

Item	Total for the second and the third floor	Third floor	Second floor	Amount payable for the second floor (as of May 11, 2022)	Remarks
Rent (month)	333897.44	173960.57	159936.87	57840.18
Property fee (month)	39518.82	20589.31	18929.51	37859.02	As of June 30, 2022
Rent waived during the rent-free period	667794.88			133280.73	Rent waived * 30 months (lease term used)/72 months (total lease term) October 1, 2019 to October 31, 2019 (1 month); November 1, 2019 to November 30, 2019 (2 months)
Security deposit	1120248.78	583649.61	536599.17	536599.17
Subtotal				766641.68	Including undetermined items and excluding costs settled according to the actual amount

Water and electricity			To be settled according to the actual amount		To be settled according to the actual reading on the meter
Maintenance fee and subsequent renovation fee			To be settled according to the actual amount		To be settled after site survey of the premises
Furniture disassembly fee			To be settled according to the actual amount
Cleaning fee			To be settled according to the actual amount		RMB 20/m2 * rentable area Tenants may clean by themselves to a deliverable condition

Note:	The total area of the leased premises is 2,195.49m².

The area of the second floor of Building 6 (surrendered) is: 1,052.17m2;

The area of the third floor of Building 6 (not surrendered in advance) is: 1,143.32m2.

Since the status of the premises and furniture has not been confirmed on site, the settlement data in the above table and the undetermined items in the project are only for reference, subject to subsequent supplement and update.

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